Exhibit 99.1

Exhibit 99.1

Old National's Strong 2nd Quarter Driven by
Robust Commercial Loan Growth and Net Interest Margin Expansion
EVANSVILLE, Ind. (July 26, 2022)

Old National Bancorp (NASDAQ: ONB) reports 2Q22 net income applicable to common shares of $111.0 million, diluted EPS of $0.38. Adjusted net income applicable to common shares[1] of $134.6 million, or $0.46 per diluted common share.

CEO COMMENTARY:

“As evidenced by a 17% increase in annualized loan growth and strong net interest margin expansion, this was a very robust earnings quarter for Old National,” said CEO Jim Ryan. “We are especially pleased with the growth opportunities that are taking shape in our Chicagoland market as we begin to realize the full potential of our recently completed merger."

SECOND QUARTER HIGHLIGHTS2:

Net Income	•Net income applicable to common shares of $111.0 million; adjusted net income applicable to common shares[1] of $134.6 million
•Earnings per diluted common share ("EPS") of $0.38; adjusted EPS[1] of $0.46

Net Interest Income/NIM	•Net interest income on a fully taxable equivalent basis[1] of $341.8 million
•Net interest margin on a fully taxable equivalent basis[1] ("NIM") of 3.33%, up 45 basis points ("bps")

Operating Performance	•Pre-provision net revenue[1] (“PPNR”) of $153.5 million; adjusted PPNR[1] of $191.7 million
•Noninterest expense of $277.4 million; adjusted noninterest expense[1] of $239.3 million
•Efficiency ratio[1] of 62.7%; adjusted efficiency ratio[1] of 53.9%

Loans and Credit Quality	•End-of-period total loans[3] of $29.6 billion, up 17.0% annualized compared to $28.4 billion at March 31, 2022
◦Total commercial loans increased 17.9% annualized, excluding Paycheck Protection Program ("PPP") loans[1]
◦Total consumer loans[4] increased 21.9% annualized
•Second quarter total commercial production of $2.2 billion
•June 30 commercial loan pipeline of $5.9 billion
•Provision for credit losses ("provision") of $9.2 million
•Net charge-offs of $1.8 million, or 2 bps of average loans
•Non-performing loans of 0.78% of total loans

Return Profile & Capital	•Return on average tangible common equity[1] of 16.9%; adjusted return on average tangible common equity[1] of 20.4%

Notable Items	•$36.6 million of merger-related charges
•$1.5 million of tax credit amortization
1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company – refer to the Non-GAAP reconciliations contained in this release 2 Certain comparisons to prior period are not meaningful due to the full quarter impact of the merger with First Midwest Bancorp, Inc. ("First Midwest") 3 Includes loans held for sale 4 Includes consumer and residential real estate loans

RESULTS OF OPERATIONS
Old National Bancorp ("Old National") reported second quarter 2022 net income applicable to common shares of $111.0 million, or $0.38 per diluted share.
Included in the second quarter were pre-tax charges of $36.6 million related to the February 15, 2022 merger with First Midwest. Excluding these charges and debt securities gains from the current quarter, adjusted net income was $134.6 million, or $0.46 per diluted share.
LOANS
Robust broad-based commercial and consumer loan growth.
•Period-end total loans3 were $29.6 billion at June 30, 2022, up 17.0% annualized from $28.4 billion at March 31, 2022, driven by strong commercial and consumer loan production.
•PPP loans decreased $123.8 million to $81.6 million at June 30, 2022, compared to $205.3 million at March 31, 2022.
•Excluding PPP loans, total loans increased 19.1%, annualized, and total commercial loans increased 17.9%, annualized.
•Total commercial loan production in the second quarter was $2.2 billion; period-end commercial pipeline totaled $5.9 billion.
•Consumer loans grew $86.0 million, or 12.9% annualized, to $2.8 billion and residential mortgage loans grew $372.9 million, or 26.1% annualized, to $6.1 billion, driven by strong production which was partially offset by acquired transactional portfolio run-off.
•Average total loans in the second quarter were $28.9 billion, an increase of $8.1 billion from the first quarter of 2022, driven by the full quarter impact of the merger with First Midwest, as well as organic loan growth.

DEPOSITS
Strong deposit franchise with stable balances.
•Period-end total deposits were $35.5 billion at June 30, 2022, consistent with $35.6 billion at March 31, 2022.
•The gradual deployment of commercial and retail deposits was partially offset by the seasonal increase in municipal deposits.
•On average, total deposits in the second quarter increased to $35.8 billion, compared to $26.9 billion for the first quarter of 2022, due primarily to the full quarter impact of the merger.

NET INTEREST INCOME AND MARGIN
Strong loan growth, the higher rate environment and the full quarter impact of the merger favorably impact net interest income and margin.
•Net interest income on a fully taxable equivalent basis increased to $341.8 million in the second quarter of 2022 compared to $226.6 million in the first quarter of 2022, driven by the full quarter impact of the merger, loan growth, higher interest rates, higher accretion income, and an additional day in the quarter.
•Net interest margin on a fully taxable equivalent basis increased 45 bps to 3.33% compared to 2.88% in the first quarter of 2022.
•PPP interest and net fees combined were $1.7 million, or less than 1 bp of net interest margin, in the second quarter of 2022 compared to $3.7 million, or 3 bps of net interest margin, in the first quarter of 2022.
•Accretion income on loans and borrowings was $35.0 million, or 34 bps of net interest margin, in the second quarter of 2022 compared to $15.9 million, or 20 bps of net interest margin, in the first quarter of 2022.
•Interest collected on nonaccrual loans was $3.2 million, or 3 bps of net interest margin, in the second quarter of 2022 compared to $1.1 million, or 1 bp of net interest margin, in the first quarter of 2022.
•Cost of total deposits continue to be low at 0.06%, increasing 1 bp in the second quarter of 2022 and the cost of total interest-bearing deposits increased just 2 bps to 0.09%.

CREDIT QUALITY
Strong credit quality continues to be a hallmark of the Old National franchise.
•Provision expense in the second quarter of 2022 was $9.2 million, compared to $97.6 million in the first quarter of 2022, which included $96.3 million of Current Expected Credit Losses ("CECL") Day 1 non-purchased credit deteriorated ("non-PCD") provision expense related to the allowance for credit losses established on acquired non-PCD loans as a result of the merger with First Midwest.
•Net charge-offs in the second quarter were $1.8 million, or 2 bps of average loans, compared to net charge-offs of $2.8 million in the first quarter of 2022, or 5 bps of average loans.
•30+ day delinquencies were 0.17% at the end of the second quarter, down from 0.34% at the end of the first quarter.
•Non-performing loans improved as a percentage of total loans to 0.78% from 0.88% at the end of the first quarter due to the merger.
•Loans acquired from previous acquisitions were recorded at fair value at the acquisition date. As of June 30, 2022, the remaining discount on these acquired loans was $131 million.
•The allowance for credit losses stood at $288.0 million, or 0.97% of total loans at June 30, 2022, compared to 0.99% at March 31, 2022.

NONINTEREST INCOME
Increase driven by the full quarter impact of the merger.
•Total noninterest income for the second quarter of 2022 was $89.1 million, an increase of $23.9 million from the first quarter of 2022, driven by the full quarter impact of the merger.
•Mortgage banking revenue was impacted by the higher rate environment, lower gain on sale margins and a higher mix of portfolio production.
•Other income higher primarily due to equity investment returns and recoveries on previously charged-off acquired loans.

NONINTEREST EXPENSE
Increase due primarily to full quarter impact of operating costs associated with the merger; efficiency ratio improved.
•Noninterest expense for the second quarter of 2022 was $277.4 million and included $36.6 million of merger-related charges, as well as $1.5 million of tax credit amortization.
•Excluding these items, adjusted noninterest expense for the second quarter was $239.3 million, compared to $172.9 million in the first quarter of 2022, up due primarily to the full quarter impact of the merger, as well as higher incentive accruals reflective of strong performance.
•The second quarter efficiency ratio was 62.7%, while the adjusted efficiency ratio was 53.9% compared to 57.7% for the first quarter of 2022.

INCOME TAXES
•On a fully taxable equivalent basis, income tax expense in the second quarter was $29.3 million, resulting in a 20.3% FTE tax rate, compared to 15.2% in the first quarter of 2022, reflective of higher pre-tax net income.
•Income tax expense included $1.5 million of tax credit benefit.

CAPITAL AND LIQUIDITY
Capital ratios remain strong.
•Preliminary total risk-based capital was 12.03% and preliminary regulatory Tier 1 capital was 10.63%, impacted by strong loan growth, partly offset by retained earnings.
•Tangible common equity to tangible assets was 6.20% at the end of the second quarter compared to 6.51% in the first quarter of 2022, driven by the higher rate environment's impact on unrealized losses within the investment portfolio.
•The Company did not repurchase any shares of common stock during the quarter.
•A low loan to deposit ratio of 83.2%, combined with existing funding sources plus available unencumbered, high-quality collateral, provides strong liquidity.

HEALTH SAVINGS ACCOUNTS SALE
As previously disclosed on June 27, 2022, Old National Bank, a wholly-owned subsidiary of Old National Bancorp, entered into a Custodial Transfer and Asset Purchase Agreement with UMB Bank, n.a. (“UMB”), pursuant to which UMB will acquire Old National Bank’s business of acting as a qualified custodian for, and administering, health savings accounts. Old National Bank serves as custodian for health savings accounts comprised of both investment accounts and deposit accounts. Upon completion of the sale, UMB will pay Old National a premium on deposit account balances transferred at closing, or approximately $95 million based on June 30, 2022 balances. Subject to customary closing conditions and regulatory approval, the parties anticipate completing the sale in the fourth quarter of 2022.
NON-GAAP RECONCILIATIONS
See the "Use of Non-GAAP Financial Measures" section presented later in this release for a discussion of these non-GAAP financial measures.

($ in millions, except EPS, shares in 000s)	2Q22	Adjustments[4]	Adjusted 2Q22
Total Revenues (FTE)	$430.9	$0.1	$431.0
Less: Provision for Credit Losses	9.2	—	9.2
Less: Noninterest Expenses	(277.4)	36.6	(240.8)
Income before Income Taxes (FTE)	$144.3	$36.7	$181.0
Income Taxes (FTE)	(29.3)	(13.1)	(42.4)
Net Income (loss)	$115.0	$23.6	$138.6
Preferred Dividends	(4.0)	—	(4.0)
Net Income (loss) applicable to common shares	$111.0	$23.6	$134.6
Weighted Average Diluted Shares Outstanding	291,881	—	291,881
Earnings Per Common Share - Diluted	$0.38	$0.08	$0.46
4 Tax-effect calculations use management's estimate of the full year FTE tax rates (federal + state)

($ in millions)	2Q22	1Q22
Net Interest Income	$337.5	$222.8
Add: FTE Adjustment	4.3	3.8
Net Interest Income (FTE)	$341.8	$226.6
Average Earning Assets	$41,003.3	$31,483.6
Net Interest Margin (FTE)	3.33%	2.88%

($ in millions)	2Q22	1Q22
Net Interest Income	$337.5	$222.8
Add: FTE Adjustment	4.3	3.8
Net Interest Income (FTE)	$341.8	$226.6
Add: Total Noninterest Income	89.1	65.2
Less: Noninterest Expense	277.4	226.7
Pre-Provision Net Revenue	$153.5	$65.1
Less: Debt Securities (Gains)/Losses	0.1	(0.3)
Add: Merger-Related Charges	36.6	52.3
Add: Amortization of Tax Credit Investments	1.5	1.5
Adjusted Pre-Provision Net Revenue	$191.7	$118.6

($ in millions, end of period balances)	2Q22	1Q22
Commercial Loans	$20,721.0	$19,962.0
Less: PPP Loans	(81.6)	(205.3)
Commercial Loans, excluding PPP Loans	$20,639.4	$19,756.7
Consumer and Residential Real Estate Loans	8,833.0	8,374.3
Total Loans, excluding PPP Loans	$29,472.4	$28,131.0

($ in millions)	2Q22	1Q22
Noninterest Expense	$277.4	$226.7
Less: Merger-Related Charges	(36.6)	(52.3)
Noninterest Expense less Charges	$240.8	$174.4
Less: Amortization of Tax Credit Investments	(1.5)	(1.5)
Adjusted Noninterest Expense	$239.3	$172.9
Less: Intangible Amortization	(7.2)	(4.8)
Adjusted Noninterest Expense Less Intangible Amortization	$232.1	$168.1
Net Interest Income	$337.5	$222.8
FTE Adjustment	4.3	3.8
Net Interest Income (FTE)	$341.8	$226.6
Total Noninterest Income	89.1	65.2
Total Revenue (FTE)	$430.9	$291.8
Less: Debt Securities (Gains)/Losses	0.1	(0.3)
Adjusted Total Revenue (FTE)	$431.0	$291.5
Efficiency Ratio	62.7%	76.2%
Adjusted Efficiency Ratio	53.9%	57.7%

($ in millions)	2Q22	1Q22
Net (Loss) Income Applicable to Common Shares	$111.0	$(29.6)
Add: Intangible Amortization (net of tax4)	5.4	3.9
Tangible Net (Loss) Income Applicable to Common Shares	$116.3	$(25.7)
Less: Securities (Gains)/Losses (net of tax4)	0.1	(0.2)
Add: Provision for credit losses - CECL Day 1 non-PCD provision expense[5] (net of tax4)	—	78.6
Add: Merger-Related Charges (net of tax4)	23.5	42.8
Adjusted Tangible Net Income Applicable to Common Shares	$139.9	$95.5
Average Shareholders’ Common Equity	4,886.2	4,101.2
Less: Average Goodwill	(1,992.9)	(1,476.7)
Less: Average Intangibles	(144.1)	(73.9)
Average Tangible Shareholders’ Common Equity	$2,749.2	$2,550.6
Return on Average Common Equity	9.1%	(2.9)%
Adjusted Return on Average Common Equity	11.0%	8.9%
Return on Average Tangible Common Equity	16.9%	(4.0)%
Adjusted Return on Average Tangible Common Equity	20.4%	15.0%
5 Provision for Credit Losses adjustment refers to the initial increase in allowance for credit losses required on acquired non-PCD loans through the provision for credit losses as a result of the completed merger
CONFERENCE CALL AND WEBCAST
Old National will host a conference call and live webcast at 9:00 a.m. Central Time on Tuesday, July 26, 2022, to review second quarter 2022 financial results. The live audio webcast link and corresponding presentation slides will be available on the Company’s Investor Relations web page at oldnational.com and will be archived there for 12 months. To listen to the live conference call, dial U.S. (844) 200-6205 or International (929) 526-1599, Access code 498391. A replay of the call will also be available from noon Central Time on July 26 through August 9. To access the replay, dial U.S. (866) 813-9403 or international +44 (204) 525-0658, Access code 946843.
ABOUT OLD NATIONAL
Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, is the sixth largest commercial bank headquartered in the Midwest. With approximately $46 billion of assets and $28 billion of assets under management, Old National ranks among the top 35 banking companies based in the U.S. and has been recognized as a World’s Most Ethical Company by the Ethisphere Institute for eleven consecutive years.  Since its founding in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships with clients and in the communities it serves. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investment, and capital market services. For more information and financial data, please visit Investor Relations at oldnational.com.
USE OF NON-GAAP FINANCIAL MEASURES
The Company's accounting and reporting policies conform to U.S. generally accepted accounting principles ("GAAP") and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.
The Company presents EPS, the efficiency ratio, return on average common equity, and return on average tangible common equity, all adjusted for certain notable items. These items include the CECL Day 1 non-PCD provision expense, merger related charges associated with completed acquisitions, and net securities gains. Management believes excluding these items from EPS, the efficiency ratio, return on average common equity, and return on average tangible common equity may be useful in assessing the Company's underlying operational performance since these items do not pertain to its core business operations and their exclusion may facilitate better comparability between periods. Management believes that excluding merger related charges and the CECL Day 1 non-PCD provision expense from these metrics may be useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these items from these metrics may enhance comparability for peer comparison purposes.
The Company presents loans excluding PPP loans. Management believes that excluding PPP loans is useful as it facilitates better comparability between periods. PPP loans are fully guaranteed by the Small Business Administration and are expected to be forgiven if the applicable criteria are met. Additionally, management believes excluding PPP loans from this item may enhance comparability for peer comparison.
Income tax expense, provision for credit losses, and the certain notable items listed above are excluded from the calculation of pre-provision net revenues, adjusted due to the fluctuation in income before income tax and the level of provision for credit losses required. Management believes pre-provision net revenues, adjusted may be useful in assessing the Company's underlying operating performance and their exclusion may facilitate better comparability between periods and for peer comparison purposes.
The Company presents adjusted noninterest expense, which excludes merger related charges, ONB Way charges and amortization of tax credit investments. Management believes that excluding these items from noninterest expense may be useful in assessing the Company’s underlying operational performance as these items either do not pertain to its core business operations or their exclusion may facilitate better comparability between periods and for peer comparison purposes.
The tax-equivalent adjustment to net interest income and net interest margin recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes.
In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity.
Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. In addition, these non-GAAP financial measures may differ from those used by other financial institutions to assess their business and performance. See the previously provided tables and the following reconciliations in the "Non-GAAP Reconciliations" section for details on the calculation of these measures to the extent presented herein.

FORWARD-LOOKING STATEMENTS
This communication contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends, profitability and business plans or opportunities. Forward-looking statements can be identified by the use of the words "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "should," and "will," and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: the continued impact of the COVID-19 pandemic on our business as well as the business of our customers; competition; government legislation, regulations and policies; ability of Old National to execute its business plan, including the completion of the integration related to the merger between Old National and First Midwest and the achievement of the synergies and other benefits from the merger; changes in economic conditions which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations; disruptive technologies in payment systems and other services traditionally provided by banks; failure or disruption of our information systems; computer hacking and other cybersecurity threats; other matters discussed in this communication; and other factors identified in our Annual Report on Form 10-K for the year ended December 31, 2021 and other filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this communication and are not guarantees of future results or performance, and Old National does not undertake an obligation to update these forward-looking statements to reflect events or conditions after the date of this communication.

CONTACTS:
Media: Kathy Schoettlin	Investors: Lynell Walton
(812) 465-7269	(812) 464-1366
Kathy.Schoettlin@oldnational.com	Lynell.Walton@oldnational.com

Financial Highlights (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Income Statement
Net interest income	$337,472	$222,785	$149,927	$560,257	$298,047
Tax equivalent adjustment (1)	4,314	3,772	3,470	8,086	6,970
Net interest income - tax equivalent basis	341,786	226,557	153,397	568,343	305,017
Provision for credit losses	9,245	97,569	(4,929)	106,814	(22,285)
Noninterest income	89,117	65,240	51,508	154,357	108,220
Noninterest expense	277,395	226,756	129,618	504,151	247,358
Net income (loss) available to common shareholders	110,952	(29,603)	62,786	81,349	149,604

Per Common Share Data
Weighted average diluted shares	291,881	227,002	165,934	260,253	165,821
Net income (loss) (diluted)	$0.38	$(0.13)	$0.38	$0.31	$0.90
Cash dividends	0.14	0.14	0.14	0.28	0.28
Common dividend payout ratio (2)	37%	(108)%	37%	90%	31%
Book value	$16.51	$17.03	$18.05	$16.51	$18.05
Stock price	14.79	16.38	17.61	14.79	17.61
Tangible common book value (3)	9.23	9.71	11.55	9.23	11.55

Performance Ratios
Return on average assets	1.0%	(0.3)%	1.1%	0.4%	1.3%
Return on average common equity	9.1%	(2.9)%	8.4%	3.6%	10.0%
Return on average tangible common equity (3)	16.9%	(4.0)%	13.6%	6.8%	16.2%
Net interest margin (FTE)	3.33%	2.88%	2.91%	3.13%	2.93%
Efficiency ratio (4)	62.7%	76.2%	62.1%	68.1%	58.8%
Net charge-offs (recoveries) to average loans	0.02%	0.05%	(0.01)%	0.04%	0.00%
Allowance for credit losses to ending loans	0.97%	0.99%	0.79%	0.97%	0.79%
Non-performing loans to ending loans	0.78%	0.88%	1.03%	0.78%	1.03%

Balance Sheet (EOP)
Total loans	$29,553,648	$28,336,244	$13,784,677	$29,553,648	$13,784,677
Total assets	45,748,355	45,834,648	23,675,666	45,748,355	23,675,666
Total deposits	35,538,975	35,607,390	17,868,911	35,538,975	17,868,911
Total borrowed funds	4,384,411	4,347,560	2,559,113	4,384,411	2,559,113
Total shareholders' equity	5,078,783	5,232,114	2,991,118	5,078,783	2,991,118

Capital Ratios (3)
Risk-based capital ratios (EOP):
Tier 1 common equity	9.90%	10.04%	11.95%	9.90%	11.95%
Tier 1	10.63%	10.79%	11.95%	10.63%	11.95%
Total	12.03%	12.19%	12.73%	12.03%	12.73%
Leverage ratio (to average assets)	8.19%	10.58%	8.38%	8.19%	8.38%

Total equity to assets (averages)	11.22%	12.03%	12.61%	11.57%	12.69%
Tangible common equity to tangible assets	6.20%	6.51%	8.47%	6.20%	8.47%

Nonfinancial Data
Full-time equivalent employees	4,196	4,333	2,465	4,196	2,465
Banking centers	266	267	162	266	162

(1) Calculated using the federal statutory tax rate in effect of 21% for all periods.
(2) Cash dividends per common share divided by net income per common share (basic).
(3) Represents a non-GAAP financial measure. Refer the "Non-GAAP Measures" table for reconciliations to GAAP financial measures.
June 30, 2022 capital ratios are preliminary.
(4) Efficiency ratio is defined as noninterest expense before amortization of intangibles as a percent of FTE net interest income and noninterest revenues, excluding net gains from debt securities transactions. This presentation excludes amortization of intangibles and net debt securities gains, as is common in other company releases, and better aligns with true operating performance.
FTE - Fully taxable equivalent basis EOP - End of period actual balances PCD - Purchased credit deteriorated

Income Statement (unaudited)
($ and shares in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Interest income	$354,358	$235,505	$160,458	$589,863	$319,695
Less: interest expense	16,886	12,720	10,531	29,606	21,648
Net interest income	337,472	222,785	149,927	560,257	298,047
Provision for credit losses	9,245	97,569	(4,929)	106,814	(22,285)
Net interest income after provision for credit losses	328,227	125,216	154,856	453,443	320,332

Wealth management fees	19,304	14,630	10,734	33,934	20,442
Service charges on deposit accounts	21,144	14,726	8,514	35,870	16,638
Debit card and ATM fees	10,402	6,899	5,583	17,301	10,726
Mortgage banking revenue	6,522	7,245	7,827	13,767	24,352
Investment product fees	8,568	7,322	6,042	15,890	11,906
Capital markets income	7,261	4,442	5,871	11,703	9,586
Company-owned life insurance	4,571	3,524	2,783	8,095	5,497
Other income	11,430	6,110	3,462	17,540	6,388
Gains (losses) on sales of debt securities	(85)	342	692	257	2,685
Total noninterest income	89,117	65,240	51,508	154,357	108,220

Salaries and employee benefits	161,817	124,147	72,640	285,964	140,757
Occupancy	26,496	21,019	14,054	47,515	28,926
Equipment	7,550	5,168	4,506	12,718	8,475
Marketing	9,119	4,276	2,632	13,395	4,694
Data processing	25,883	18,762	11,697	44,645	24,050
Communication	5,878	3,417	2,411	9,295	5,289
Professional fees	6,336	19,791	8,528	26,127	11,252
FDIC assessment	4,699	2,575	1,226	7,274	2,833
Amortization of intangibles	7,170	4,811	2,909	11,981	5,984
Amortization of tax credit investments	1,525	1,516	1,813	3,041	3,015
Other expense	20,922	21,274	7,202	42,196	12,083
Total noninterest expense	277,395	226,756	129,618	504,151	247,358

Income (loss) before income taxes	139,949	(36,300)	76,746	103,649	181,194
Income tax expense (benefit)	24,964	(8,714)	13,960	16,250	31,590
Net income (loss)	$114,985	$(27,586)	$62,786	$87,399	$149,604
Preferred dividends	(4,033)	(2,017)	—	(6,050)	—
Net income (loss) applicable to common shares	$110,952	$(29,603)	$62,786	$81,349	$149,604

Diluted Earnings Per Common Share
Net income (loss)	$0.38	$(0.13)	$0.38	$0.31	$0.90

Average Common Shares Outstanding
Basic	290,862	227,002	165,175	259,108	165,086
Diluted	291,881	227,002	165,934	260,253	165,821

Common shares outstanding at end of period	292,893	292,959	165,732	292,893	165,732

End of Period Balance Sheet (unaudited)
($ in thousands)
	June 30,	March 31,	June 30,
	2022	2022	2021
Assets
Federal Reserve Bank account	$334,570	$1,545,389	$287,446
Money market investments	7,774	12,419	15,294
Investments:
Treasury and government-sponsored agencies	2,461,173	2,527,568	1,657,079
Mortgage-backed securities	5,976,921	6,086,853	3,280,983
States and political subdivisions	1,839,333	1,840,823	1,567,931
Other securities	719,223	735,550	441,037
Total investments	10,996,650	11,190,794	6,947,030
Loans held for sale, at fair value	26,217	39,376	50,121
Loans:
Commercial	8,923,983	8,624,253	3,802,943
Commercial and agriculture real estate	11,796,503	11,337,735	6,187,318
Consumer:
Home equity	1,097,852	1,080,885	549,951
Other consumer loans	1,656,253	1,587,216	1,029,409
Subtotal of commercial and consumer loans	23,474,591	22,630,089	11,569,621
Residential real estate	6,079,057	5,706,155	2,215,056
Total loans	29,553,648	28,336,244	13,784,677
Total earning assets	40,918,859	41,124,222	21,084,568

Allowance for credit losses on loans	(288,003)	(280,507)	(109,444)
Non-earning Assets:
Cash and due from banks	455,620	418,744	188,391
Premises and equipment, net	586,031	584,113	484,879
Operating lease right-of-use assets	192,196	201,802	72,207
Goodwill and other intangible assets	2,131,815	2,144,609	1,077,024
Company-owned life insurance	769,595	766,291	459,565
Other assets	982,242	875,374	418,476
Total non-earning assets	5,117,499	4,990,933	2,700,542
Total assets	$45,748,355	$45,834,648	$23,675,666

Liabilities and Equity
Noninterest-bearing demand deposits	$12,388,379	$12,463,136	$6,142,724
Interest-bearing:
Checking and NOW accounts	8,473,510	8,296,337	4,921,430
Savings accounts	6,796,152	6,871,767	3,675,701
Money market accounts	5,373,318	5,432,139	2,126,537
Other time deposits	2,479,304	2,544,011	1,002,519
Total core deposits	35,510,663	35,607,390	17,868,911
Brokered deposits	28,312	—	—
Total deposits	35,538,975	35,607,390	17,868,911

Federal funds purchased and interbank borrowings	1,561	1,721	1,523
Securities sold under agreements to repurchase	476,173	509,275	396,129
Federal Home Loan Bank advances	3,283,963	3,239,357	1,891,143
Other borrowings	622,714	597,207	270,318
Total borrowed funds	4,384,411	4,347,560	2,559,113
Operating lease liabilities	215,188	234,049	81,333
Accrued expenses and other liabilities	530,998	413,535	175,191
Total liabilities	40,669,572	40,602,534	20,684,548
Preferred stock, common stock, surplus, and retained earnings	5,647,916	5,570,313	2,928,856
Accumulated other comprehensive income (loss), net of tax	(569,133)	(338,199)	62,262
Total shareholders' equity	5,078,783	5,232,114	2,991,118
Total liabilities and shareholders' equity	$45,748,355	$45,834,648	$23,675,666

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2022			March 31, 2022			June 30, 2021
	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning
investments	$1,088,005	$1,830	0.67%	$1,336,404	$308	0.09%	$232,723	$48	0.08%
Investments:
Treasury and government-sponsored agencies	2,487,717	11,818	1.90%	2,195,470	8,219	1.50%	1,637,396	5,967	1.46%
Mortgage-backed securities	6,008,470	33,534	2.23%	4,869,038	24,377	2.00%	3,287,254	15,067	1.83%
States and political subdivisions	1,834,189	14,571	3.18%	1,738,652	13,637	3.14%	1,503,447	12,364	3.29%
Other securities	723,279	5,467	3.02%	605,552	4,144	2.74%	439,197	2,690	2.45%
Total investments	11,053,655	65,390	2.37%	9,408,712	50,377	2.14%	6,867,294	36,088	2.10%
Loans: (2)
Commercial	8,692,646	95,743	4.36%	5,893,907	55,283	3.75%	4,019,553	34,715	3.42%
Commercial and agriculture real estate	11,547,958	113,545	3.89%	8,749,162	77,408	3.54%	6,146,057	57,655	3.71%
Consumer:
Home equity	1,000,373	11,256	4.51%	783,729	7,355	3.81%	538,999	4,201	3.13%
Other consumer loans	1,715,550	19,222	4.49%	1,320,923	14,560	4.47%	1,034,439	9,747	3.78%
Subtotal commercial and consumer loans	22,956,527	239,766	4.19%	16,747,721	154,606	3.74%	11,739,048	106,318	3.63%
Residential real estate loans	5,905,151	51,686	3.50%	3,990,716	33,986	3.41%	2,256,215	21,474	3.81%

Total loans	28,861,678	291,452	4.01%	20,738,437	188,592	3.64%	13,995,263	127,792	3.62%

Total earning assets	$41,003,338	$358,672	3.48%	$31,483,553	$239,277	3.04%	$21,095,280	$163,928	3.09%

Less: Allowance for credit losses on loans	(282,943)			(168,175)			(117,020)

Non-earning Assets:
Cash and due from banks	$277,283			$268,836			$238,326
Other assets	4,735,701			3,480,640			2,520,937

Total assets	$45,733,379			$35,064,854			$23,737,523

Interest-Bearing Liabilities:
Checking and NOW accounts	$8,445,683	$1,786	0.08%	$6,784,653	$596	0.04%	$4,948,773	$513	0.04%
Savings accounts	6,835,675	673	0.04%	5,302,015	589	0.05%	3,647,952	492	0.05%
Money market accounts	5,317,300	1,027	0.08%	3,778,682	691	0.07%	2,081,286	433	0.08%
Other time deposits	2,491,998	1,627	0.26%	1,745,153	1,318	0.31%	1,024,777	1,293	0.51%
Total interest-bearing core deposits	23,090,656	5,113	0.09%	17,610,503	3,194	0.07%	11,702,788	2,731	0.09%
Brokered deposits	7,447	74	0.00%	—	—	0.00%	9,890	1	0.05%
Total interest-bearing deposits	23,098,103	5,187	0.09%	17,610,503	3,194	0.07%	11,712,678	2,732	0.09%

Federal funds purchased and interbank borrowings	1,222	2	0.47%	1,113	—	0.01%	1,460	—	0.02%
Securities sold under agreements to repurchase	466,885	85	0.07%	449,939	96	0.09%	406,251	95	0.09%
Federal Home Loan Bank advances	3,053,423	6,925	0.91%	2,589,984	5,963	0.93%	1,906,078	5,218	1.10%
Other borrowings	611,772	4,687	3.06%	432,434	3,467	3.21%	269,259	2,486	3.69%
Total borrowed funds	4,133,302	11,699	1.14%	3,473,470	9,526	1.11%	2,583,048	7,799	1.21%

Total interest-bearing liabilities	$27,231,405	$16,886	0.25%	$21,083,973	$12,720	0.24%	$14,295,726	$10,531	0.30%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits	$12,714,946			$9,294,876			$6,140,424
Other liabilities	657,128			467,589			308,680
Shareholders' equity	5,129,900			4,218,416			2,992,693

Total liabilities and shareholders' equity	$45,733,379			$35,064,854			$23,737,523

Net interest rate spread			3.23%			2.80%			2.79%

Net interest margin (FTE)			3.33%			2.88%			2.91%

FTE adjustment		$4,314			$3,772			$3,470

(1) Interest income is reflected on a FTE.
(2) Includes loans held for sale.

Average Balance Sheet and Interest Rates (unaudited)
($ in thousands)

	Six Months Ended			Six Months Ended
	June 30, 2022			June 30, 2021
	Average	Income (1)/	Yield/	Average	Income (1)/	Yield/
Earning Assets:	Balance	Expense	Rate	Balance	Expense	Rate
Money market and other interest-earning
investments	$1,211,518	$2,138	0.36%	$301,025	$136	0.09%
Investments:
Treasury and government-sponsored agencies	2,342,401	20,038	1.71%	1,397,791	10,852	1.55%
Mortgage-backed securities	5,441,902	57,910	2.13%	3,299,713	30,900	1.87%
States and political subdivisions	1,786,684	28,208	3.16%	1,490,865	24,564	3.30%
Other securities	664,741	9,611	2.89%	446,266	5,433	2.44%
Total investments	$10,235,728	$115,767	2.26%	$6,634,635	$71,749	2.16%
Loans: (2)
Commercial	7,301,008	151,026	4.11%	3,997,281	70,282	3.50%
Commercial and agriculture real estate	10,156,292	190,952	3.74%	6,063,872	113,401	3.72%
Consumer:
Home equity	892,649	18,611	4.20%	541,510	8,353	3.11%
Other consumer loans	1,519,327	33,782	4.48%	1,046,518	19,923	3.84%
Subtotal commercial and consumer loans	19,869,276	394,371	4.00%	11,649,181	211,959	3.67%
Residential real estate loans	4,953,222	85,673	3.46%	2,264,988	42,821	3.78%

Total loans	24,822,498	480,044	3.86%	13,914,169	254,780	3.65%

Total earning assets	$36,269,744	$597,949	3.29%	$20,849,829	$326,665	3.13%

Less: Allowance for credit losses	(225,876)			(125,398)

Non-earning Assets:
Cash and due from banks	$273,083			$263,336
Other assets	4,111,637			2,503,865

Total assets	$40,428,588			$23,491,632

Interest-Bearing Liabilities:
Checking and NOW accounts	$7,619,757	$2,381	0.06%	$4,906,530	$1,124	0.05%
Savings accounts	6,073,081	1,262	0.04%	3,572,057	979	0.06%
Money market accounts	4,552,241	1,719	0.08%	2,034,577	855	0.08%
Other time deposits	2,120,638	2,945	0.28%	1,052,856	2,902	0.56%
Total interest-bearing core deposits	20,365,717	8,307	0.08%	11,566,020	5,860	0.10%
Brokered deposits	3,744	74	3.99%	83,427	31	0.08%
Total interest-bearing deposits	20,369,461	8,381	0.08%	11,649,447	5,891	0.10%

Federal funds purchased and interbank borrowings	1,168	2	0.25%	1,303	—	0.00%
Securities sold under agreements to repurchase	458,459	181	0.08%	402,478	215	0.11%
Federal Home Loan Bank advances	2,822,984	12,888	0.92%	1,915,661	10,627	1.12%
Other borrowings	522,599	8,154	3.12%	266,152	4,915	3.69%
Total borrowed funds	3,805,210	21,225	1.12%	2,585,594	15,757	1.23%

Total interest-bearing liabilities	24,174,671	29,606	0.25%	14,235,041	21,648	0.31%

Noninterest-Bearing Liabilities and Shareholders' Equity
Demand deposits	$11,014,359			$5,949,412
Other liabilities	562,882			325,781
Shareholders' equity	4,676,676			2,981,398

Total liabilities and shareholders' equity	$40,428,588			$23,491,632

Net interest rate spread			3.04%			2.82%

Net interest margin (FTE)			3.13%			2.93%

FTE adjustment		$8,086			$6,970

(1) Interest income is reflected on a FTE.
(2) Includes loans held for sale.

Asset Quality (EOP) (unaudited)
($ in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Allowance for credit losses on loans:
Beginning allowance for credit losses	$280,507	$107,341	$114,037	$107,341	$131,388
Allowance established for acquired PCD loans	—	78,531	—	78,531	—

Provision for credit losses(1)	9,254	97,409	(4,929)	106,663	(22,285)

Gross charge-offs	(4,096)	(4,664)	(980)	(8,760)	(2,550)
Gross recoveries	2,338	1,890	1,316	4,228	2,891
Net (charge-offs) recoveries	(1,758)	(2,774)	336	(4,532)	341

Ending allowance for credit losses	$288,003	$280,507	$109,444	$288,003	$109,444

Net charge-offs (recoveries) / average loans(2)	0.02%	0.05%	(0.01)%	0.04%	0.00%

Average loans outstanding(2)	$28,847,003	$20,725,313	$13,984,295	$24,808,593	$13,900,371

EOP loans outstanding(2)	29,553,648	28,336,244	13,784,677	29,553,648	13,784,677

Allowance for credit losses / EOP loans(2)	0.97%	0.99%	0.79%	0.97%	0.79%

Underperforming Assets:
Loans 90 Days and over (still accruing)	$882	$1,646	$9	$882	$9

Non-performing loans:
Nonaccrual loans(3)	214,924	227,925	128,268	214,924	128,268
TDRs still accruing	15,665	20,999	14,222	15,665	14,222
Total non-performing loans	230,589	248,924	142,490	230,589	142,490

Foreclosed assets	12,618	19,713	520	12,618	520

Total underperforming assets	$244,089	$270,283	$143,019	$244,089	$143,019

Classified and Criticized Assets:
Nonaccrual loans(3)	214,924	227,925	128,268	214,924	128,268
Substandard accruing loans	490,566	518,341	160,995	490,566	160,995
Loans 90 days and over (still accruing)	882	1,646	9	882	9
Total classified loans - "problem loans"	$706,372	$747,912	$289,272	$706,372	$289,272

Other classified assets	25,004	24,676	4,305	25,004	4,305
Criticized loans - "special mention loans"	452,835	507,689	228,264	452,835	228,264

Total classified and criticized assets	$1,184,211	$1,280,277	$521,841	$1,184,211	$521,841

Non-performing loans / EOP loans(2)	0.78%	0.88%	1.03%	0.78%	1.03%

Allowance to non-performing loans	125%	113%	77%	125%	77%

Under-performing assets / EOP loans(2)	0.83%	0.95%	1.04%	0.83%	1.04%

EOP total assets	$45,748,355	$45,834,648	$23,675,666	$45,748,355	$23,675,666

Under-performing assets / EOP assets	0.53%	0.59%	0.60%	0.53%	0.60%

EOP - End of period actual balances
(1) Excludes $0.2 million of expense to establish an allowance on held-to-maturity securities during the first quarter of 2022.
(2) Excludes loans held for sale.
(3) Includes non-accruing TDRs totaling $24.3 million at June 30, 2022, $23.8 million at March 31, 2022, and $13.6 million at June 30, 2021.
TDR - Troubled debt restructuring

Non-GAAP Measures (unaudited)
($ in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Actual End of Period Balances
GAAP shareholders' common equity	$4,835,064	$4,988,395	$2,991,118	$4,835,064	$2,991,118

Deduct:
Goodwill	1,991,534	1,997,157	1,036,994	1,991,534	1,036,994
Intangibles	140,281	147,452	40,030	140,281	40,030
	2,131,815	2,144,609	1,077,024	2,131,815	1,077,024

Tangible shareholders' common equity	$2,703,249	$2,843,786	$1,914,094	$2,703,249	$1,914,094

Average Balances
GAAP shareholders' common equity	$4,886,181	$4,101,206	$2,992,693	$4,495,862	$2,981,398

Deduct:
Goodwill	1,992,860	1,476,726	1,036,994	1,736,227	1,036,994
Intangibles	144,104	73,898	41,410	109,195	42,901
	2,136,964	1,550,624	1,078,404	1,845,422	1,079,895

Average tangible shareholders' common equity	$2,749,217	$2,550,582	$1,914,289	$2,650,440	$1,901,503

Actual End of Period Balances
GAAP assets	$45,748,355	$45,834,648	$23,675,666	$45,748,355	$23,675,666

Add:
Trust overdrafts	—	1	24	—	24

Deduct:
Goodwill	1,991,534	1,997,157	1,036,994	1,991,534	1,036,994
Intangibles	140,281	147,452	40,030	140,281	40,030
	2,131,815	2,144,609	1,077,024	2,131,815	1,077,024

Tangible assets	$43,616,540	$43,690,040	$22,598,666	$43,616,540	$22,598,666

Risk-weighted assets (2)	$33,662,205	$32,341,335	$15,971,711	$33,662,205	$15,971,711

GAAP net income (loss) applicable to common shares	$110,952	$(29,603)	$62,786	$81,349	$149,604

Add:
Amortization of intangibles (net of tax)	5,378	3,934	2,182	9,312	4,488

Tangible net income (loss) applicable to common shares	$116,330	$(25,669)	$64,968	$90,661	$154,092

Tangible Ratios
Return on average tangible common equity	16.93%	(4.03)%	13.58%	6.84%	16.21%
Tangible common equity to tangible assets	6.20%	6.51%	8.47%	6.20%	8.47%
Tangible common equity to risk-weighted assets (2)	8.03%	8.79%	11.98%	8.03%	11.98%
Tangible common book value (1)	9.23	9.71	11.55	9.23	11.55

Tangible common equity presentation includes other comprehensive income as is common in other company releases.
(1) Tangible common shareholders' equity divided by common shares issued and outstanding at period-end.

Tier 1 common equity (2)	$3,333,380	$3,246,482	$1,908,053	$3,333,380	$1,908,053

Risk-weighted assets (2)	33,662,205	32,341,335	15,971,711	33,662,205	15,971,711

Tier 1 common equity to risk-weighted assets (2)	9.90%	10.04%	11.95%	9.90%	11.95%

(2) June 30, 2022 figures are preliminary.